UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 17, 2006

Date of Report (Date of earliest event reported)

TNS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32033	36-4430020
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File No.)	Identification No.)

11480 Commerce Park Drive, Suite 600, Reston, Virginia 20191-1406

(Address of principal executive offices and zip code)

(703) 453-8300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events

On March 13, 2006, TNS, Inc. issued the attached press release entitled “TNS Management Proposes Buyout at $22 per share” announcing that it had received a non-binding proposal from members of senior management led by John J. McDonnell, Jr., its Chairman and Chief Executive Officer, to acquire the outstanding shares of TNS, Inc. for a cash price of $22.00 per share, and that the Board of Directors had established a Special Committee consisting of three independent directors to evaluate the proposal and to determine what is in the best interests of TNS, Inc. and its public stockholders.

On March 17, 2006, TNS, Inc. issued the attached press release entitled “Special Committee of TNS Retains Deutsche Bank as its Financial Advisor” announcing that Deutsche Bank has been retained as the Special Committee’s financial advisor to assist it in its review of the non-binding buyout proposal from members of senior management, and separately announcing other matters.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit 99.1                                    Press release issued by TNS, Inc. on March 13, 2006 entitled “TNS Management Proposes Buyout at $22 per share.”

Exhibit 99.2                                    Press release issued by TNS, Inc. on March 17, 2006 entitled “Special Committee of TNS Retains Deutsche Bank as its Financial Advisor.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNS, INC.

Dated: March 17, 2006	By:	/s/ Henry H. Graham, Jr.
Henry H. Graham, Jr.
Executive Vice President, Chief Financial
Officer and Treasurer

Exhibit Index

Exhibit
Number	Description

99.1	Press release dated March 13, 2006 entitled “TNS Management Proposes Buyout at $22 per share.”

99.2	Press release dated March 17, 2006 entitled “Special Committee of TNS Retains Deutsche Bank as its Financial Advisor.”